ENVIRO-DYNE ENGINEERING COMPANY
     MAILING ADDRESS: P.O. BOX 770373         OKLAHOMA CITY, OK 73177
     STREET ADDRESS: 3441 W. MEMORIAL ROAD          OKLAHOMA CITY, OK
     PHONE (406) 762-0060     FAX 752-0061   E-MAIL lampkin@ionet.net

                             CHARLES LAMPKIN
     MEMBER:                                  REGISTRATIONS:
     ASTM                                     Professional Engineer
     NLAC                                     Environmental Property Assessor
     0. U. CEES Advisory Board                Environmental Manager

April 19, 2000


Mr. Kendall Aduddell
Aduddell Construction Company
10401 N. County Line Road
Oklahoma City, Oklahoma 73099

Re:     Phase I Environmental Site Assessment
        Proposed 6.38 Acre Site of Village of Oakwood
        11400 SE 15th Street
        Midwest City, Oklahoma

Gentlemen:

We are transmitting three copies of a Phase I Environmental Site Assessment on the referenced property. The environmental assessment conforms to the standard practice of the Amefican Society of Testing and Materials
(ASTM) E 1527-97 for property transfers.

A Registered Environmental Froperty Assessor Conducted this assessment. The report consists of a field inspection, interviews with knowledgeable persons, historical information and a review of environmental regulatory information.

Enviro-Dyne Engineering Company appreciates this opportunity to provide these services to you. If you hpkpny questions regarding this report, please feel free to contact me.

ENVIRO-DYNE ENGINEERING COMPANY

/s/Charles Lampkin

Charles Lampkin
Registered Environmental Property Assessor #1 145



*ENVIRONMENTAL PROPERTY ASSESSMENTS           *PROPERRY CONDITION ASSESSMENTS
*LEAD-BASED PAINT SURVEYS                     *REMEDIAL DESIGNS

                       PHASE I ENVIRONMETAL SITE ASSESSMENT

                                      On

                         6.38 ACRES OF UNDEVELOPED LAND
                        PROPOSED VILLAGE OF OAKWOOD SITE
                             11400 SE 15TH  STREET
                             MIDWEST CITY, OKLAHOMA


                                  Requested by:


                              Mr. KENDALL ADUDDELL
                            OKLAHOMA CITY, OKLAHOMA

                                  Prepared for:


                              Mr. KANDALL ADUDDELL
                            OKLAHOMA CITY, OKLAHOMA


                                  Prepared by:

                        ENVIRO-DYNE ENGINEERING COMPANY
                        3441 WEST MEMORIAL ROAD, SUITE 6
                          OKLAHOMA CITY, OKLAHOMA 73134
                            Telephone (405) 752-0060
                               Fax (405) 752-0061
                           E-mail - lampkind@ionet.net


                          Final Issued: APRIL 19, 2000

                              TABLE OF CONTENTS

     HEADINGS                                               PAGE

     1.0 SUMMARY                                             5-6

     2.0 INTRODUCTION                                        6-8
        2.1 PURPOSE                                          6
        2.2 OBJECTIVE                                        7
        2.3 SCOPE OF SERVICES                                7
        2.4 LIMITING CONDITIONS AND METHODOLOGY              8

     3.0 SITE DESCRIPTION                                    8-10
        3.1 SITE OBSERVATION                                 8
               VICINITY MAP
        3.2 PHYSICAL DESCRIPTION OF PROPERTY                 9
        3.3 LEGAL DESCRIPTION OF PROPERTY                    9
        3.4 CURRENT USES OF PROPERTY                         9
        3.5 INFORMATION REPORTED BY OWNER                    9
               SITE LOCATION
        3.6 ADJOINING PROPERTY OBSERVATION                   10
        3.7 UTILITIES                                        10

     4.0 RECORDS REVIEW                                      11-13
        4.1 ON-SITE RESEARCH                                 11
        4.2 OFF-SITE RESEARCH                                11
              SEARCH AREA MAP
        4.3 REGULATORY REVIEW                                12
        4.4 SUMMARY OF REGULATORY LISTINGS                   13
        4.5 PHYSICAL SETTING SOURCES                         13
        4.6 STANDARD HISTORICAL SOURCES                      13
        4.7 HISTORICAL LAND USE                              13
        4.8 PRIOR OWNERSHIP                                  13

     5.0  INFORMATION FROM SITE RECONNAISSANCE AND
     INTERVIEWS                                              14-17
        5.1 GEOGRAPHIC SETTING                               14
        5.2 TOPOGRAPHY                                       14
        5.3 GEOLOGY AND HYDROLOGY                            14
        5.4 SITE CONDITIONS                                  14
        5.5 OWNERS COMPLIANCE                                15
        5.6 HAZARDOUS MATERIALS USED ON SITE                 15
        5.7 WASTE DISPOSAL PRACTICES                         15
        5.8 STORED MATERIALS                                 15
        5.9 POLYCHLORINATED BIPHENYLS (PCB)                  16

        5.10 RADON                                           16
        5.11 WETLANDS                                        16
        5.12 FLOODING                                        16
        5.13 ENDANGERED OR THREATENED SPECIES                16
        5.14 OTHER ENVIRONMENTAL ISSUES                      16


     6.0 RECOMMENDATIONS AND CONCLUSIONS                     17-18
        6.1 RECOMMENDATIONS                                  17
        6.2 CONCLUSIONS                                      17

     LIMITATIONS                                             19

     ASTM STANDARD PRACTICE                                  20

     STATEMENT OF QUALIFICATIONS                             21


     ENVIRONMENTAL QUESTIONNAIRE                             22 - 23

     APPENDICES
     TOPOGRAPHIC MAP
     DEVELOPMENT MAP
     PROPERTY DESCRIPTION
     AERIAL PHOTOGRAPHS
     RADON MAP
     SITE PHOTOGRAPHS
     REGULATORY INFORMATION
        NPL
        CERCLA
        RCRATSD
        RCRA Generator
        ERNS
        PADS
        TRI
        SSTS
        DOCKET
        TSCA
        State Superfund
        SWF
        LUST
        UST
        AST

Phase I Environmental Site Assessment    5                           04/19/00


                               1.0 EXCUTIVE SUMMARY

     Enviro-Dyne Engineering Company (EDEC) was requested by Mr. Kendall Aduddell to conduct this Phase I Environmental Site Assessment (ESA) on the 6.38 acres of undeveloped land in Midwest City, Oklahoma.
     An ESA conducted by Cardinal Environmental, Inc. in September of 1993 was reviewed. This assessment was performed on a large parcel of which the subject site was a part. The 1993 ESA concluded that there were no recognized environmental conditions in connection with the property.
     This assessment includes an inspection of the property, an interview with knowledgeable persons, a review of local, state and federal environmental database records and a historical review of the site.

     Based on the results of this assessment, the following conclusions on the site are presented:
* Historical sources as well as interviews with persons knowledgeable of the site did not identify past uses that could contribute to any contamination or threats of contamination on the properties.

* The City of Midwest City Water Department furnishes drinking water to this area. Sanitary sewer service is provided by the city via underground pipelines. Sanitary waste treatment is conveyed to a municipal treatment facility off site.

* There is no evidence of sumps, pits, lagoons or ponds on the site.

* There is no evidence that there has been a spill or release on the site.

* No hazardous materials are stored on the site.

Phase I Environmental Site Assessment    6                           04/19/00


* Electrical transformers owned by local electric utility company are located on the site, however the transformers are labeled non-PCB.

* There are no wetlands identified on the site. The property is not located in a flood zone.

* Based on the state/EPA radon data, the site does not have a potential for radon accumulation/formation. Average tests were reported to be less than 2 pCi/i . The EPA action level is 4 pCi/l.

* Review of federal/state/local database records did not indicate any hazardous waste-related concerns associated with the site or with other properties that are within the search area.

* It is not recommended that additional assessments be conducted. Pursuant to ASTM Standard Practice E 1527-97, there is no evidence of recognized environmental conditions in connection with the property.


                               2.0 INTRODUCTION


2.1 Punpose
     The purpose of this report is to provide general information regarding the presence of, or the potential of, hazardous or toxic materials at the site that 1) constitute or result in a material violation of any applicable environmental law: 2) impose any material constraints on the operation of the site or require a material change in the use thereof:
3) require clean-up remedial action or other response with respect to hazardous substances: 4) may affect the value of the site: 5) may

Phase I Environmental Site Assessment  7                             04/19/00

require specific actions to be performed with regard to such conditions and circumstances.

2.2 Objective
     The objective of this report is to make "all appropriate inquiry" into the identification of "recognized environmental conditions" in connection with the property to satisfy the requirements of Comprehensive Environmental Response, Compensation and Liability Act (CERCLA). This practice is intended to qualify for the "innocent landlord defense"to CERCLA liability.

2.3 Scope of Services
     A. General - A Phase I Environmental Site Assessment is a non-intrusive investigation that focuses on : (1) researching available documents, (2) interviews with persons knowledgeable of the site operations and background, and (3) an inspection of the site. If the assessment is inconclusive or if suspicious materials are encountered, a Phase II may be required.
A Phase II Assessment includes physical sampling and the analysis of the materials by a laboratory.
     B. This report conforms to the Standard Practice of the American Society of Testing and Matetials (ASTM). These standards were developed to establish good site assessment practices that satisfy the due diligent responsibilities in commercial real estate transactions.
     C. Report - This report presents the findings and conclusions of the Phase I Assessment in accordance with ASTM Standard E 1527-97 and is signed by a Registered Environmental Property Assessor.

Phase I Environmental Site Assessment  8                             04/19/00


2.4 Limiting Conditions and Methodology Used
     A. A site reconnaissance is conducted by a Registered Environmental Property Assessor. This reconnaissance consists of systematically walking the property to provide an overlapping field of view and noting potential environmental hazards or adverse site conditions.
     B. The site reconnaissance also includes identifying all adjoining properties within reasonable reach of migration of hazardous materials. The topography and surface water flow is observed.
     C. The records review includes records that are reasonably ascertainable which includes 1) information that is publicly available, 2) information that is obtainable from its source within a reasonable time and cost restraints or 3) information that is practically reviewable.
     D. There are no test for soil contamination, air quality or a wetlands delineation study as these items are not included within a standard Phase
I Environmental Site Assessment and were not specifically requested by the owner.
     E. Non-Scope Considerations - There may be environmental issues or conditions at a property that parties may wish assess in connection with commercial real estate that are outside the scope of this practice.



3.0     SITE DESCRIPTION
3.1     Site Observation
     Mr. Charles Lampkin, P.E., of Enviro-Dyne Engineering Company conducted the site reconnaissance on April 11, 2000. The property was systematically walked to determine if any hazardous materials are present. The

     [VICINITY MAP INDICATING THE SUBJECT PROPERTY APPROX 3 MILE RADIUS]

Phase I Environmental Site Assessment  9                             04/19/00

adjacent properties were observed to determine if their operations would have any environmental impact on the subject properties.
     Photographs of pertinent areas were taken and are presented in the appendices.

3.2  Physical Description of Property
     The property consists of 6.38 acres of undeveloped land along SE 15th Street in Midwest City. The property is heavily wooded with trees, bushes and native grass. There are no improvements on the property. The access to the property is from SE 15th Street.

3.3  Legal Description of Property
     Legal descriptions of the properties are: a part of the NW 1/4 of Section 8, Township 1 1 North, Range 1 West, Oklahoma County, Oklahoma. A more detailed description is in the appendices.

3.4  Current Uses of Property
     There is no current use of the property.

3.5  Information Reported by Owner
     The representative of the owner stated that there are no recorded environmental liens against the property, nor are they aware of any recognized environmental conditions in connection with the property.

     [VICINITY MAP INDICATING THE SUBJECT PROPERTY APPROX 1 MILE RADIUS]

Phase I Environmental Site Assessment  10                            04/19/00


3.6  Adjoining Property Observation
     The adjoining properties were visually and physically observed to determine if there are recognized environmental conditions in connection with the subject properties.

     North -Across SE 15  th Street - Vacant property
     South - Vacant property
     East - Single family development
     West - Vacant property

          The observation of the adjoining properties did not reveal any environmental conditions that would adversely affect the subject property.

3.7  Utilities

     Water Services - City of Midwest City

     Sanitary Sewer Services - City of Midwest City

     Storm Sewer Services - City of Midwest City

     Electrical Service - O. G. & E.

     Gas Service - ONG

Phase I Environmental Site Assessment  11                            04/19/00


4.0  RECORDS REVIEW

4.1  On-Site Research
     A review of available environmental information disclosed the following data relating to reports on incidents of contamination or storage of hazardous or toxic materials on the subject property.

     INFORMATION                               AGENCY    RESPONSE
     National Priorities List (NPL)              EPA       None
     CERCLA List                                 EPA       None
     RCRA TSD List                               EPA       None
     RCRA Generators List                        EPA       None
     TRI Sites                                   EPA       None
     ERNS Sites                                  EPA       None
     State NPL                                  State      None
     State Superfund                            State      None
     Underground Storage Tanks (USTS)           State      None
     Leaking Underground Storage Tanks (LUST)   State      None
     Solid Waste Facilities List (SWF)          State      None



4.2  Off-Site Research
     The off-site research of available environmental information also includes those properties or incidents within the minimum search distance as designated by the ASTM Standard Practice.

     INFORMATION                AGENCY     SEARCH AREA  RESPONSE
                                             (miles)
     National Priorities List    E.P.A.       1.0         None
     CERCLA Listing              E.P.A.       0.5         None
     RCRA TSD List               E.P.A.       1.0         None
     RCRA Generators List        E.P.A.       0.25        None
     TRIS Sites                  E.P.A.       0.5         None
     ERN Sites                   E.P.A.       0.25        None
     DOCKET                      E.P.A.       1.0         None
     State Superfund             State        1.0         None
     USTs                        State        0.25        None
     LUSTs                       State        0.5         None
     SWF                         State        1.0         None

   [PRIORITY RISK REPORT MAP INDICATING THE SUBJECT PROPERTY 1 MILE RADIUS]

Phase I Environmental Site Assessment  12                            04/19/00


4.3 Regulatory Review

Subject Property
There are no listings on the subject site.
Sites within a one mile radius
CERCLA (Comprehensive Environmental Response, Compensation and Liability
Act) Sites and National Priorities (NPL) sites - Sites that have been designated by the EPA to have the potential for releasing hazardous materials into the environment. There are no CERCLA Sites within the review area.
RCRA (Resource Conservation and Recovery Act) Sites - Sites that are used for transporting, storing or disposing (TSD) of hazardous waste. There are no RCRA TSD Sites within the search area.
State Superfund - There are no State Superfund Sites within the search area. SWF (State Solid Waste) Facilities - The state list that contains information on permitted solid waste facilities. There are no SWF sites within the search area.
     Sites within a one-half mile search area
TRI (Toxic Release Inventory) - Contains information from facilities that use listed toxic chemicals that are released into the air, water, land or are transported off-site. There are no TRI sites within the search area.
LUST (Leaking Underground Storage Tanks) - Reported leaking underground storage tanks listed by the State. There are no LUST sites within the search area.
     Sites within one-quarter mile search area
RCRA Generator Sites - Large and small hazardous waste generators regulated by the EPA. There are no generator sites within the search area. ERNS (Emergency Response Notification System - A national database that contains information on releases of hazardous materials into the environment.
There are no ERNS sites within the search area.
DOCKET Site - Civil Enforcement Dockets are actions filed by the E.P.A.
for violations. There are no DOCKET Sites within the search area. Underground Storage Tanks (USTS) - Information on underground storage tanks regulated by the State. There are no UST sites within the search area.

Phase I Environmental Site Assessment  13                            04/19/00


4.4  Summary of Regulatory Listings
     There are no listings on the subject site. There are no listings within the respective search areas.

4.5  Physical Setting Sources
     A current USGS 7.5 Minute Topographic Map covering the area of the property has been reviewed. The topography of the site and other physical characteristics were noted.

4.6  Standard Historical Sources
     Two aerial photographs have been reviewed. There are no fire insurance maps that cover this area.

4.7  Historical Land Use
     Prior Activities of the Site - After a review of two aerial photographs (1972 & 1992), and an interview with a knowledgeable person, it was evident that there was no prior usage on this property. During the inspection there were no indications of any prior foundations or any other signs of prior improvements.

4.8  Prior Ownership

     Environmental Chain of Ownership - The current ownership of the land is Oakwood East Development LLC. The property has been in this ownership since 1993. Prior to this ownership the property was owned by Tinker Investment and Management Corporation. Tinker Investment purchased the land from Sung K. Kang in 1984. After a review of the prior owners there is no indication that any previous owners used the property for generating, storing or transporting hazardous materials from this location.

Phase I Environmental Site Assessment  14                            04/19/00

5.0 INFORMATION FROM SITE RECONNAISSANCE AND INTERVIEWS

5.1  Geographic Setting
     The property is located along SE 15 th Street in East Midwest City between Westminster Road and Anderson Road. SE 15th Street is a major corridor in East Midwest City. This area is sparsely developed with large parcels of vacant land. Because of the small number of regulatory listings, this area would be considered a low environmental risk area.

5.2  Topography

     The property gently falls to the south. The stormwater flows across the property toward the vacant land to the south. There is no significant amount of water from adjoining properties that flow across this property. The elevation of the property is approximately 1250'.

5.3  Geology and Hydrology
     The surface soils are a silty loam of the Renfrow-Huska complex. These soils are well drained and have a low permeability. The principal underlying formation is the Garber Sandstone Formation. This formation consists of a red-brown to orange-brown fine-grained sandstone. The thickness of the formation is approximately 300'.
     Based on field observations and a review of USGS Topographic Maps, shallow groundwater would flow to the south toward the Canadian River.
     The principal aquifer in this area is the Garber Sandstone and Wellington Formation. This formation is found between 200' and 500' and is a good quality of water.

5.4  Site Conditions

     * The general appearance of the site is good.

Phase I Environmental Site Assessment  15                            04/19/00
     * There are no physical indications of contamination or environmental damage on the property. Physical indicators of contamination include stained soils, stressed, dead or dying vegetation or areas of exposed soil on the property.

     * There were no pungent odors noted.

     * There are no cesspools, septic tanks, sumps or monitoring wells on the property.

     * There is no evidence or knowledge of pools of liquid or sumps containing liquids likely to be hazardous substances or petroleum products.

     * There is no demolition or construction debris on or buried on the property.

     * There are no foundation ruins, which might indicate that there had been previous improvements on the site.


5.5  Owner Compliance
     A representative of the owner stated that the property is in compliance with all Federal, state and local environmental regulations. The facility is not involved in or has received notification of any administrative proceedings alleging violations of Federal, state or local environmental laws and regulations.

5.6  Hazardous Materials Used On-Site
     There are no hazardous materials used on the site.

5.7  Waste Disposal Practices
     There are no solid or liquid waste generated on the site

5.8  Stored Materials
     There are no hazardous materials stored on the site.. None of the adjoining properties have hazardous materials stored outside.

Phase I Environmental Site Assessment  16                            04/19/00


5.9  Polychlorinated Biphenvis (PCB)
     The contamination from PCBs usually occurs from leaking electrical transformers located on the site. The transformers are owned and maintained by the electric utility company. The transformers are pole mounted near the site. The transformers are labeled non-PCB. There were no leaks observed around the transformers.

5.10 Radon
     Radon gas usually appears in areas that have an underground formation reasonably near the surface that contains a uranium ore. The gas becomes a health liability when it collects in a basement or a similar isolated area. According to the EPA/State records this area is in a zone that tests below 2 picocuries per liter (pCi/1).
     Four picocuries per liter (pCi/1) is the action level for radon.

5.11 Wetlands
     On-site visual observations do not indicate that the subject property would be a likely candidate for wetlands designation. There is no evidence of standing water or aquatic vegetation on the subject property. A wetlands delineation study has not been performed on the property.

5.12 Flooding
     This site does not fall within a flood plain.

5.13 Endangered or Threatened Wildlife and Plant Species
     According to the US Wildlife Agency and the Oklahoma Fish and Game Department there are no threatened or endangered species in this area.

5.14 Other Environmental Issues
     None of the following was found on or immediately adjacent to the subject site:

Phase I Environmental Site Assessment  17                            04/19/00


     * Stockpiled soil

     * Evidence of application of herbicides or pesticides along site

     * Dumping or direct burial activity

     * Stained or discolored soils

     * Cisterns or lagoons

     * High transmission lines

     * Nature preserve

     * Historical Site Locations

     * Oil or gas wells


                        6.0 RECOMMENDATIONS AND CONCLUSIONS


6.1  Recommendations
      The available information reviewed and contained within this report does not indicate the past or present use, storage, or disposal of hazardous waste or substances on the property. It is not recommended that any additional assessments be conducted on this property.

6.2  Conclusions
     Based on the results of this assessment the following conclusions are presented :
     * Historical sources as well as interviews with persons knowledgeable of the site indicate that there are no improvements on this site prior to the present.

Phase I Environmental Site Assessment  18                            04/19/00

     * Review of ownership records did not indicate that any past owner was suspicious of storing, transporting or disposing of hazardous materials.
     * There are no drums, barrels or other containers that might imply that defined hazardous materials are stored on the site. * The electrical transformers on the site are labeled non-PCB.
     * There are no pits or sumps on the site.
     * Review of EPA, state and local databases do not indicate any hazardous waste related concerns on the site.
     * The development conforms to the current local, state and federal environmental laws.

The conclusions are based on the information as of this date: We have performed a Phase I Environmental Site Assessment in conformance with the scope and limitations of ASTM Practice E 1527-97. In our professional opinion there is no evidence of recognized environmental conditions in connection with the property.

ENVIRO-DYNE ENGINEERING COMPANY

/s/Charles Lampkin

Charles Lampkin
Registered Environmental Property Assessor #1145

              [Registered Environmental Property Assessor Seal]

Phase I Environmental Site Assessment  19                            04/19/00

LIMITATIONS
     The field observations and research reported in this report are considered sufficient in detail and scope to form a reasonable basis for a general environmental assessment on this property. ENVIRO-DYNE ENGINEERING COMPAN warrants that the findings and conclusions contained have been promulgated in accordance with generally accepted environmental engineering methods, only for the site described in this report. These environmental methods have been developed to provide the client with information regarding apparent indications of existing or potential environmental conditions relating to the subject property and is necessarily limited to the conditions observed at the time of the site reconnaissance and research.
The use of this assessment is strictly limited to the scope as set forth.
      The report is also limited to the information available at the time that it was prepared. ENVIRO-DYNE believes that the information provided during the record review of public information and interviews is reliable, however ENVIRO-DYNE cannot warrant or guarantee that the information provided by others is complete or accurate.
     This assessment is prepared and presented to the named client and is only intended for their use in evaluating the property.

Phase I Environmental Site Assessment  20                            04/19/00


                       ASTM E 1527-97 STANDARD PRACTICE FOR
                          ENVIRONMENTAL SITE ASSESSMENTS

     The purpose of the E 1527-97 Practice is to define good commercial practice for conducting an environmental site assessment of a parcel of commercial real estate with respect to the range of contamination within the scope of CERCLA. The user of the assessment can satisfy one of the requirement to qualify for the innocent landlord defense to CERCLA Liability: that is the practices that constitute "all appropriate inquiry into the previous ownership and uses of the property consistent with good commercial or customary practice".
     The term recognized environmental conditions means the presence of any hazardous substances on a property under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substance into the property or into the ground, groundwater, or surface water of the property. The term hazardous substance is not intended to include de minimis conditions that generally do not present a material risk of harm to public health or the environment.
     Performance of this practice is intended to reduce, but not eliminate, uncertainty regarding the potential for recognized environmental conditions in connection with a property, and the practice recognizes the reasonable limits of time and cost. The assessment is not intended to be an intrusive or exhaustive practice. Appropriate inquiry does not mean an exhaustive assessment of a clean property. The level of inquiry is variable. Not every property warrants the same level of assessment. The appropriate level of environmental site assessment will be guided by the type of property subject to assessment, the expertise and risk of the user, and the information developed in the course of the inquiry.

Phase I Environmental Site Assessment  21                            04/19/00



                          STATEMENT OF QUALIFICATIONS

ENVIRO-DYNE ENGINEERING COMPANY
CHARLES E. LAMPKIN
     SERVED ON BANK BOARD OF DIRECTORS
     SERVED AS CHAIRMAN OF OKLAHOMA HOUSING FINANCE AGENCY
     PRACTICED ARCHITECTURAL/ENGINEERING SINCE 1960
     PRACTICED ENVIRONMENTAL ENGINEERING SINCE 1985


EDUCATION
OKLAHOMA UNIVERSITY - B.S. IN ENGINEERING
TEXAS A & M UNIVERSITY - ENVIRONMENTAL ENGINEERING STUDIES
OKLAHOMA STATE UNIVERSITY - ENVIRONMENTAL ENGINEERING STUDIES
KANSAS UNIVERSITY - ENVIRONMENTAL ENGINEERING STUDIES
FINDLAY UNIVERSITY - ENVIRONMENTAL ENGINEERING STUDIES


REGISTRATIONS
REGISTERED PROFESSIONAL ENGINEER
REGISTERED ENVIRONMENTAL PROPERTY ASSESSOR
REGISTERED ENVIRONMENTAL MANAGER
CERTIFIED ENVIRONMENTAL AUDITOR
LICENSED ABATEMENT DESIGNER
EPA CERTIFIED ASBESTOS INSPECTOR
EPA CERTIFIED ASBESTOS MANAGEMENT/PLANNER
CERTIFIED LEAD-BASED PAINT INSPECTOR


EXPERIENCE
INSPECTED OVER 2,000 BUILDINGS FOR HAZARDOUS MATERIALS
PERFORMED OVER 1,000 PHASE I ENVIRONMENTAL SITE ASSESSMENTS
PERFORMED OVER 500 PROPERTY CONDITION REPORTS


PARTIAL LIST OF LENDERS RECEIVING REPORTS

BANK OF OKLAHOMA            FIRST ENTERPRISE BANK   NATIONS BANK
BOATMEN'S BANK              BANK ONE                CHARTER NATIONAL BANK
LIBERTY NATIONAL BANK       QUAIL CREEK BANK        OKLA FINANCE AUTHORITY
BANK IV                     LOCAL FEDERAL BANK      METROPOLITAN INSURANCE CO.
FIRST INTERSTATE BANK       F.D.I.C.                CONTINENTAL S & L
CITY BANK                   UNION BANK              R.T.C.
HOLLIDAY AMERICAN MORTGAGE  MIDLAND FINANCIAL       MASS MUTUAL
HARTFORD INSURANCE COMPANY  CARGILL FINANCIAL       SOONER S & L
FANNIE MAE                  H.U.D.                  WASHINGTON FINANCIAL GROUP
GMAC                        WMF/HUNTOON PAIGE       BANK OF BOSTON
STILLWATER NATIONAL BANK    LEHMAN BROTHERS         SUNAMERICA


ORGANIZATIONS
NATIONAL REGISTRY OF ENVIRONMENTAL PROFESSIONALS (NREP)
AMERICAN SOCIETY OF TESTING AND MATERIALS (ASTM)
NATIONAL LEAD ABATEMENT COUNCIL
OKLAHOMA UNIVERSITY CIVIL ENGINEERING AND ENVIRONMENTAL SCIENCE ADVISORY BOARD


NATIONAL COMMITTEES
SERVES ON ASTM COMMITTEE FOR PROPERTY ASSESSMENTS
SERVES ON NREP COMMITTEE FOR LEAD-BASED PAINT STUDIES

Phase I Environmental Site Assessment  22                            04/19/00



                          ENVIRONMENTAL QUESTIONNAIRE

Property:     6.38 Acres of Undeveloped Land
Address: SE 15th Street
         Midwest City, Oklahoma
Person Interviewed: Mr. Michael Biddinger representing the present owner Person Conducting Interview: Charles Lampkin
                             Enviro-Dyne Engineering Company
Current Usage: None
Dates of Construction: N/A

Question                                                          Yes No Unk
1 .     Do you have any knowledge that the property has been
        used for a heavy industrial use?                               x

        Are there any drums, sacks or containers of chemicals
        on the property?                                               x

        Has fill dirt been brought on to the property?                 x

        Are there any pits or lagoons on the property?                 x

        Is there any stained soil on the property?                     x

        Are there any registered or unregistered storage tanks
        on the property?                                               x

        Are there any drains, walls or floors that are stained or
        emitting foul odors?                                           x

        Do you have any knowledge of environmental liens or
        violations of environmental laws with respect to the
        property?                                                      x

        Have you been informed of the past or current existence
        of hazardous materials with respect to the property?           x

        Does the operation discharge any waste water on to the
        property or adjacent properties.                               x

        Does the operation discharge waste water other than
        stormwater into the storm sewer system.                        x

        Are you aware of any materials buried on the property?         x

        Is there a transformer, capacitor or any other equipment
        for which there are records indicating the presence of PCB?    x

        Are solid or liquid waste generated on the site regulated
        by the government?                                             x

        Are the solid waste stored and transported offsite?            x

Phase I Environmental Site Assessment  23                            04/19/00



Question                                                          Yes No Unk


Are liquid waste discharged into the sanitary sewer system?  N/A

Has an asbestos inspection been performed on the property?  N/A

Are you aware of any asbestos on the site?                             x

Has a lead-based paint inspection been performed on the site?  N/A

Are you aware of any lead-based paint on the site?                     x

Have you ever been notified that there is lead in the drinking
water?                                                                 x

Have there been any leaks or spills on the site?                       x

Are there any air emissions generated from the operation?              x

Any requirements for compliance with the following regulations.
     Clean Air Act                                                     x

     Clean Water Act                                                   x

     NPDES                                                             x

     RCRA TSD                                                          x

     RCRA Generator                                                    x

     TSCA                                                              x

     CERCLA                                                            x

     SARA                                                              x

     FIFRA                                                             x

     State Solid Waste Facility                                        x

Phase I Environmental Site Assessment  24                            04/19/00








                                  APPENDICES

                                TOPOGRAPHIC MAP
                                DEVELOPMENT MAP
                               LEGAL DESCRIPTION
                               AERIAL PHOTOGRAPHS
                                   RADON MAP
                                  SITE PHOTOS
                          REGULATORY SEARCH INFORMATION
                             ENVIRONMENTAL GLOSSARY
                           ACRONYMS AND ABBREVIATIONS

       [TOPOGRAPHICAL MAP INDICATING SUBJECT PROPERTY]

          [NEIGHBORHOOD MAP OF SUBJECT PROPERTY]

                                    EXHIBIT "A"

A part of the Northwest Quarter (NW/4) of Section EIGHT (8) Township ELEVEN
(11) North, Range ONE (1) West of the Indian Meridian, Oklahoma County, Oklahoma being more particulary described as follows COMMENCING at the Northwest Corner of said NW/4; THENCE North 89 degrees 59'27"
East along the North line of said NW/4 a distance of 1910.01 feet to the POINT OF BEGINNING; THENCE continuing North 89 degrees 59'27"
East along said North line a distance of 415.00 ft; THENCE South 00 degress 00'03" East and perpendicular to the north line of said NW/4 a distance of 670.00 feet; THENCE South 89 degrees 59'27" West and parallel with the North line of said NW/4 a distance of 415.00 feet; THENCE North 00 degrees 00'03" Wert a distance of 670.00 feet to the POINT OR PLACE OF BEGINNING. Said described tract contains 278,050.00 square feet or 6.38 acres (gross), more of less. Subject to easements and rights-of-way of record.

                  [AERIAL PHOTO OF SUBJECT PROPERTY]

                 [OKLAHOMA EPA MAP OF RADON ZONES]

                 EcoSearch Environmental Resources, Inc.
                     9365 Counselors Row Suite 104
                      Indainapolis, Indaina 46240
                 ph:(317) 574-8830 fax:(317) 574-8840



                 EcoSearch Environmental Site Assessment
                 Type of Report:           Priority Risk Report

                 Site Location:            Village At Oakwood
                                           11400 Southeast 15th Street
                                           Midwest City, OK  73130

                 Date:                     April 17, 2000

                 Report ID Number:         2078-8401

                 Especially Prepared For:  Mr Charles Lampkin
                                           Enviro-Dyne Engineer Company





Limits of Information:
Customer proceeds at its own risk in choosing to rely on EcoSearch Environmental Resources, Inc. ("EcoSearch") services, in whole or in part, prior to proceeding with any transaction. EcoSearch cannot be an insurer of the accuracy of the information, errors occuring in the converision of the data, or for customer's use of the data. EcoSearch and its affiliated companies, officers, agents, employees, and independent contractors cannot be held liable for accuracy, storage, delivery, loss, or expense suffered by the customer resulting directly or indirectly from any information provided by EcoSearch Environmental Resources, Inc.

                        Thank you for choosing EcoSearch.

            [PHOTOGRAPH #1 - VIEWING OF PROPERTY FROM SOUTHEAST]

            [PHOTOGRAPH #2 - VIEWING OF PROPERTY FROM NORTHWEST]

            [PHOTOGRAPH #3 -VIEWING OF PROPERTY FROM NORTHEAST]

                                  Introduction


We want to thank you for your order requesting the enclosed site assessment.

EcoSearch makes every effort possible to combine the most accurate environmental data available into an understandable and easy-to-use format.

While every attempt has been made to ensure accuracy of the information presented, we cannot guarantee the accuracy of the data from the original sources, nor can we guarantee that no transcription or plotting errors have occurred.

If any concerns arise from your re@ew of the databases in this report please call the appropriate agency involved. As a service, we have included phone numbers in the database description section of this report to help you in your evaluation.

The enclosed maps present a working approximation of the location of surrounding environmental sites based primarily on available accurate site addresses. These maps should not be used for purposes more correctly handled by surveys.

EcoSearch is driven by its mission to presert the most responsive, technically sound, and cost-effective environmental data services available to our customer.



     EcoSearch                     Report ID:          2978-8401
     Enviromnental                 Date of Report:     April 7,2000
     Resources. Inc.

                                Read Me First

      The following suq gestons are offered in an attempt to help you in using and understanding this site assessment from

1 Skim over the entire report to familiarize yourself with its contents and layout.

2. You will notce that the information is presented following this gerneral concept: w mbegin by givinig sections that summarize data and then give detailed information about these summaries as you proceed further into the reporl

3. Then refer to the section titled "Statistical Overview". You will need to take a moment to read the column headings and the data below them. Also, as you go down the first column (left side) you will probably need to look back at the preceeding section tided "Database Descriptions". Please pay particular attention to the radius searched as they vary according to the database. These are ASTM standards that we meet and exceed. Your site's data is the third, shaded colunm. Also, the next column showing database hits within the first radius is important as it will include data about adjoining properties. The unmappable sites have their own section with a cover page explaining them.

4. The next section titled "Maps" is important as it gives a very clear visual preservation of the site, and which database(s) are at the site itself or within the study radii.

5. The site summary paqe(s) tells you by map ID# which database is at that location as well as the site' name and distance/direction from your study site. You will notice that the numbering corresponds to the distance from the subject site-- eg. #1 is your site itself or the site closest to it, #2 is further away. This continues until all database hits have been summarized within the largest study radius. Your report may extend further than one mile if you asked us to extend the radii.

6. As you will recall our format goes from summary-type pages to detailed information. Therefore, the next section is "Detailed Data. Here extensive data is given about each database hit. The map ID#, distance, and direction are in the top left comer. Further data follows.


7. The "Unmappable" section was referred to earlier. ln this summary you will find those sites. Please read the cover paqe as it describes unmappable sites and our efforts to minimize and/or eliminate them from all of our site assessments.

8. The last section -- "Glossary/Acronyms" is self-explanatory and often helpful to our customers.

If you would like further help in understanding our reports please refer to the frequently asked questions list on our web site or call as our intention is to have this report helpful to you.





     EcoSearch                     Report ID:          2978-8401
     Enviromnental                 Date of Report:     April 7,2000
     Resources. Inc.                                       Page 2

                     Database Descriptions--Federal Databases

NPL

National Priorities List

US Enivronmental Protection Agency       Data Date:         December 20,1999
Office of Solid Waste and
   Emergency Response                    Release Date:      December 20,1999
(703) 603-8881                           Active Date:       March 10, 2000
                                         Last Contact Date: March 15, 2000

The NPL is a subset of the CERCLIS and lists over 1,150 of the nation's most dangerous sites of uncontrolled or hazardous waste which require cleanup. Also known as the Superfund List, the sites are scored according to the hazardous ranking system,

CERCLA (Active)

Comprehensive Environmental Response, Compensation, and Liability Information System (Active)

US Environmental Protection Agency       Data Date:         December 20,1999
Office of Solid Waste and
   Emergency Response                    Release Date:      December 20,1999
                                         Active Date:       March 10, 2000
                                         Last Contact Date: March 15, 2000

CERCLIS maintains information on over 15,000 sites nationally identified as hazardous or poternially hazardous which may require action. These sites are currently being investigated or an investigation has been competed regarding the release of hazardous substances. The most serious of this list as ranked by the hazardous ranking syvem are transferred to the NPL.

CERCLA (NFRAP Archive)

Comprehensive Environmental Response, Compensation, and Liability Information System (NFRAP Archive)

US Environmental Protection Agency       Data Date:         December 20,1999
Office of Solid Waste and
Emergency Response                       Release Date:      December 20,1999
                                         Active Date:       March 10, 2000
                                         Last Contact Date: March 15, 2000

For more complete information purposes we include sites which have been reclassified as No Further Remedial Action Planned (NFRAP) by the EPA. This action was taken by the EPA beginning February 1995 as a part of the Brownfields Redevelopment Program. These former CERCLIS sites, also known as the CERCLIS Archive, have been delisted because a lack of significant contamination was found.

RCRA TSD

Resource Conservation and Recovery Information System -- Treatment Storage, and Disposal Facilities

US Environmental Protection Agency       Data Date:         November 23,1999
Office of Solid Waste and
    Emergency Response                   Release Date:      November 23,1999
(202) 260-4610                           Active Date:       January 24, 2000
                                         Last Contact Date: February 25, 2000

RCRIS contains information on hazardous waste handlers regulated by the US Environmental Protection Agency under the Resource Conservation and Recovery Act (RCRA). It is a national system used to track events and a which fall under RCRA. The TSD database is a subset of the complete
RCRIS file which includes facilities which treat store, dispose, or incinerate hazardous waste. Additionally, compliance and cwective action (CORRACTS) information is included.


     EcoSearch                     Report ID:          2978-8401
     Enviromnental                 Date of Report:     April 7,2000
     Resources. Inc.                                       Page 3

RCRA Generator

     Resource Conservation and Recovery Information System -- Large and Small Quantity Generators

US Environmental Protection Agency       Data Date:         November 23, 1999
Office of Solid Waste and
    Emergency Response                   Release Date:      November 23,1999
(202) 260-4610                           Active Date:       January 24, 2000
                                         Last Contact Date: February 25, 2000

RCRIS contains information on hazardous waste handlers regulated by the US Environmental Protection Agency under the Resource Conservation and Recovery Act (RCRA). It is a national system used to track events and activities which fall under RCRA. The generators database is a subset of the complete RCRIS file which includes hazardous waste generators which create more than 100kg of hazardous waste per month or meet other requeements of RCRA. We also include RCRA Notifiers, Transporters, and formerly regulated RCRA Sites for more complete hazardous waste information. Additionally, compliance and corrective action information is included.

RAATS

RCRA Administrative Action Tracking System

US Environmental Protection Agency       Data Date:         April 14, 1995
Office of Enforcement and
    Compliance Assurance                 Release Date:      Not Available
(202) 564-4104                           Active Date:       April 1 7, 1995
                                         Last Contact Date: March 15, 2000

The RCRA Administrative Action Tracking System contains additional information on RCRA enforcement actions. Data includes the type of action, proposed penalty, and final penalty amount. This is a historical database and will not be updated by the source agency. EcoSearch will call once a year to verify historical status.

CORRACTS

Resource Conservation and Recovery Information System -- Corrective
Action Sites

US Environmental Protection Agency      Data Date:          November 23,1999
Office of Solid Waste and
   Emergency Response                   Release Date:       November 23,1999
     (202) 260-461C                     Active Date:        January 24, 2000
                                        Last Contact Date:  March 15, 2000

The CORRACTS database includes RCRIS (ResoLrce Conservation and Recovery Information System) sites with reported corrective action. This information is also reported in the standard RCPJS detailed data.

ERNS

Emergency Response Notification System

US Erivtonmental Protection Agency       Data Date:         January 1, 2000
Office of Solid Waste and
    Emergency Response                   Release Date:      January 1, 2000
(202) 260-2342                           Active Date:       March 17, 2000
                                         Last Contact Date: March 15, 2000

ERNS is a national database which contains information on specific notification of releases of oil and hazardous substances into the environment. The system stores data regarding the site of the spill, the material released, and the medium into which it occured. As a joint effort the Department of Transportation and the Environmental Protection Agency have collaborated to compile more than 365,000 records.





     EcoSearch                     Report ID:          2978-8401
     Enviromnental                 Date of Report:     April 7,2000
     Resources. Inc.                                       Page 4

PADS

PCB Activity Database System

US Environmental Proteciion Agency       Data Date:         November 20, 1999
Office of Pollution Prevention
    and Toxics                           Release Date:      November 20, 1999
(202) 260-3992                           Active Date:       February 18, 2000
                                         Last Contact Date: March 15, 2000

This database stores information about facilities which handle PCBs and file EPA form 7710-53. It is divided into storage facilities, disposers, generators, and transporters.

TRI

Toxic Release Inventory

US Environmental Protection Agency       Data Date:         October 1997
Office of Pollution Prevention
    and Toxics                           Release Date:      November 1999
(202) 260-1531                           Active Date:       March 17, 2000
                                         Last Contact Date: February 25, 2000

TRI contains information from facilities which manufacture, process, or import any of the over 300 listed toxic chemicals which are released directly into air, water, or land or are transported off-site. The database includes facts on amounts of chemicals stored and emitted from the facility. This database is released on an infrequent basis by the US EPA. EcoSearch includes information from 1987 through the 19% reporting year.

SSTS

Section Seven Tracking System

US Environmental Protection Agency       Data Date:         July 31, 1998
Office of Prevention, Pesticides,
   and Toxic Substances                  Release Date:      Not Available
(202) 564-5008                           Active Date:       August 27,1998
                                         Last Contact Date: February 25, 2000

Formerly FATES, this system tracks the registration of pesticide-producing establishments and tracks the types and amounts of pesticides, active ingredients, and devices which are sold, produced, or distributed annually.

DOCKET

Civil Enforcement Docket

US Environmental Protection Agency       Data Date:         September 3, 1998
Office of Enforcement                    Release Date:      Not Available
(202) 564-4114                           Active Date:       February 3, 1999
                                         Last Contact Date: March 15, 20DO

The Civil Enforcement Docket is information on civil and administrative actions filed by the Department of Justice for the US Environmental Protection Agency. This record has been continually updated since 1972 and includes data regarding facility name, dates, laws violated, and penalties assessed.

     EcoSearch                     Report ID:          2978-8401
     Enviromnental                 Date of Report:     April 7,2000
     Resources. Inc.                                       Page 5

TSCA

Toxic Substances Control Act Inventory

US Environmental Protection Agency       Data Date:         May 14,1986
                                         Release Date:      Not Available
(202) 554-1404
                                         Last Contact Date: February 28, 2000

The Toxic Substances Control Act Inventory includes the locations and chemical production information of more than 7000 processors and manufacturers of chemicals. This database is no longer released to the public by the US EPA.

     EcoSearch                     Report ID:          2978-8401
     Enviromnental                 Date of Report:     April 7,2000
     Resources. Inc.                                       Page 6

                    Database Descriptions--State Databases

State Superfund (HWS)

Oklahoma State Superfund List

Oklahoma Department of
    Environmental Quality                Data Date:         September 30,1999
Waste Management Division /
    Superfurid Program                   Release Date:      January 2, 2000
(405) 271-7169                           Active Date:       February 23, 2000
                                         Last Contact Date: March 15, 2000

The Oklahoma State Supeifund List (The Site Status Report of Voluntary and Superfund Program Sites) includes information on known or suspected contaminated sftes which fall under the DEQ's Superfund Program.

SWF

Oklahoma Solid Wasle Facilities List

Oklahoma State Department of Health      Data Date:         January 24, 2000
Solid Waste Management Service           Release Date:      January 24, 2000
(405) 702-5100                           Active Date:       January 26, 2000
                                         Last Contact Date: March 15, 2000

The Oklahoma Solid Waste Facilities List contains information on permitted solid waste facilities in the State of Oklahoma.

LUST

Oklahoma Leaking Underground Storage Tank List

Oklahoma Corporation Commission          Data Date:         January 24, 2000
Underground Storage Tank Program         Release Date:      January 24, 2000
(405)522-1428                            Active Date:       February 6, 2000
                                         Last Contact Date: March 15, 2000

The Oklahoma LUST list includes information on reported leaking underground storage tank incidents in the State of Oklahoma.

UST

Oklahoma Underground Storage Tank List

Oklahoma Corporation Commission          Data Date:         February 2, 2000
Underground Storage Tank Program         Release Date:      February 2, 2000
(405) 521-3107                           Active Date:       February 15, 2000
                                         Last Contact Date: March 15, 2000

The Oklahoma UST List contains information on known Underground Storage Tank facilities in the State of Oklahoma.
     EcoSearch                     Report ID:          2978-8401
     Enviromnental                 Date of Report:     April 7,2000
     Resources. Inc.                                       Page 7

AST

Oklahoma Aboveground Storage Tank List

Oklahoma Corporation Commission          Data Date:         February 2, 2000
Underground Storage Tank Program         Release Date:      February 2, 2000
(405) 521-3107                           Active Date:       February 9, 2000
                                         Last Contact Date: March 15, 2000

The Oklahoma AST database includes information on aboveground storage tank sites in the State of Oklahoma.


     EcoSearch                     Report ID:          2978-8401
     Enviromnental                 Date of Report:     April 7,2000
     Resources. Inc.                                       Page 8

                          EcoSearch Statistical Overview
Property Information                    Search Parameters

  11400 Southeast 15th Street           Report:       Priority Risk Report
  Midwest City, OK 73130                Radii:        ASTM*
  Latitude: 35.449909 N                 Zip Code(s):  73130 73020
  Longitude: 97.329405 W                City:         Midwest City Choctaw

FEDERAL       Radius               Mappable Sites          Unmappable Sites
DATABASES    (miles)   Total  site  within  O.25-  0.50-  Zip   City  County                                            Cmrgy
                                    1/4mi  0.50mi   1mi   Code
NPL          1.000      0      0     0      0       0      0     0     0
CERCLA       1.000      0      0     0      0       0      0     0     0
 (Active)
CERCLA       1.000      0      0     0      0       0      0     0     0
(NFRAP       1.000      0      0     0      0       0      0     0     0
  Archive)
RCRATSD      1.000      0      0     0      0       0      0     0     0
RCRA         0.250      0      0     0      -       -      0     0     0
 Generator
CORRACTS     1.000      0      0     0      0       0      0     0     0
ERNS         0.250      0      0     0      -       -      -     -     -
PADS         1.000      0      0     0      0       0      0     -     -
TRI          0.500      0      0     0      0       0      -     0     0
SSTS         1.000      0      0     0      0       0      0     0     0
DOCKET       1.000      0      0     0      0       0      0     0     0
TSCA         1.000      0      0     0      0       0      0     -     -

STATE         Radius               Mappable Sites          Unmappable Sites
DATABASES    (miles)   Total  site  within  O.25-  0.50-  Zip   City  County                                            Cmrgy
                                    1/4mi  0.50mi   1mi   Code

State        1.000      0      0     0      0       0      0     0     0
 Superfund
 (HWS)
SWF          1.000      0      0     0      0       0      0     0     0
LUST         0.500      0      0     0      0       -      0     0     0
UST          0.250      0      0     0      -       -      0
AST          0.250      0      0     0      -       -      0     0     0


MANUAL GEOCODING: For this city/township, 38 sites were manually plotted by EcoSearch.

*This database search and study radii meets or exceeds the ASTM (American Society of tesing and Materials) standards for a government records review N/A denotes an ASTM-required database which is not available from the state.

  Manual Geocoding: Plotting environmental site data using paper maps and phone calls to property place the information on the map.

Accurate street addresses are required for records to be found at the study property.

Mappable Sites are environmental sites which were located and appear on the enclosed EcoSearch Map, Site Summary, and Detailed Data sections of the report. These sites are summarized based on proximily to the study site. Unmappable Sites are governmental reoords with incomplete or inaccurate address information. These sites could not be located on the street map, but have been searched by the Zip Codes, Cities, and Countys specified in the search parameters. Further investigation of these sites and their relationship to your study site is necessary.

     EcoSearch                     Report ID:          2978-8401
     Enviromnental                 Date of Report:     April 7,2000
     Resources. Inc.                                       Page 9

  [PRIORITY RISK REPORT MAP 1 MILE RADIUS FROM THE SUBJECT PROPERTY]

  [PRIORITY RISK REPORT MAP 1 MILE RADIUS FROM THE SUBJECT PROPERTY]

              [USGS 7.5 MINUTE TOPOGRAPHICAL MAP]

                          Site Summary

Map ID#  Database/Agency ID#  Site Name, Address, and County Distance/Direction

             No sites found within the study radii of your report


* -- Manually Geocoded: Site plotted or carrected using paper maps, phone calls and other resources to properly place the site on the map.
** -- Agency Provded Lat/Long: Site plotted using the latitude and longitude given by the federal or state government agency.
*** -- Area Manually Plotted: Area manually drawn using digital and paper maps.


     EcoSearch                     Report ID:          2978-8401
     Enviromnental                 Date of Report:     April 7,2000
     Resources. Inc.                                       Page 10

                             Detailed Data

No environmental sites were found within the reported distances from your study site. There is no detailed data to report.

                           Unmappable Sites



A limitation of many records of governmental databases is incompete or incorrect address information. Without proper addresses, it is more difficult to locate and map these sites.


Instead of leaving these potentially important sites out of the manually geocoded EcoSearch report, we implement a painstaking manual geocoding strategy aimed at Ootting these unmappabie sites by looking at zip codes, city names, and county names identified with the radius around your study site. The zip codes, cities, and counties searched are identified on the EcoSearch Statistical Overview page.

Our sophisticated mapping software, enhanced TIGER street maps, and address correction database processing methods find and plot most environmental sites. We then perform manual geocoding, Potting those sites the computer fails to find using a variety of resources. These include using our in-house collection of paper maps, directories, cross-referendng database information, and calling post offices, local government, or the sites themselves to accurately locate environmental records. We also correct obvious TIGER street map errors and omissions.

This effort at manual geocoding results in a short or nonexistent orphan/unmappable list and increases accuracy and reliability of the data in our reports. The EcoSearch Instant Online and Preview reports take advantage of all previous geocoding work that has been done proading the highest quality report virtually instantaneously. The potential remains that an order can be placed in an area which has riot been worked, thus resulting in more unmappables than typically associated with an EcoSearch report.


The limited number of sites which could not be reasonably found through our geocoding strategy are presented in this section for further review to assess their impact on your study site.


After the summary unmappable site information, the detailed data follows.


     EcoSearch                     Report ID:          2978-8401
     Enviromnental                 Date of Report:     April 7,2000
     Resources. Inc.                                       Page 12

                           Unmappable Sites

Database      Agency ID#        Site Name and Address         County

             No unmappable sites were found for this report.



     EcoSearch                     Report ID:          2978-8401
     Enviromnental                 Date of Report:     April 7,2000
     Resources. Inc.                                       Page 13

                          Environmental Glossary

Acid
A large class of substances having a pH less than seven. An acid waste is considered hazardous when the pH is 2.0 or less.

Acute Effect
An adverse effect on a human or animal body, with severe symptoms developing rapidly and coming quickly to a crisis

Acute Exposure
A dose that is delivered to the body in a single event or in a short period of fiffie.

Aerobic
Occurring in the presence of free oxygen.

Alkaline
A substance with a pH between 7 and 14. An alkaline waste is considered hazardous when its pH is 12.5 or greater.

Ambient
Existing conditions of air, water, and other media at a particular time.

Anaerobic
Occurring in the absence of oxygen.

Assessment
An analysis or examination.

Background Evironmental Sample
Samples that are considered to contain no contaminiants or known concentrations of contaminiants.

Base
A substance which forms a salt when reacted with an acid. Bases have a pH of greater than seven.

Buffer Zone
An area of land which surrounds a hazardous waste facility and on which certain land uses and activities are restricted to protect the pubic health and safety and the environment from existing or potential hazards caused by the migration of hazardous waste (CH&SC Sec. 25110.3).

Carcinogen
A substance or agent capable of causing or producing cancer in mammals.

Caustics
A large class of substances which form solutions having a high pH.

Chronic Effect
An adverse effect an a human or animal body, with symptoms which develop slowly over a long period of time or which reoccur frequently.

Chronic Exposure
Low doses repeatedly received by the body over a long period of time.

Combustible
A term used by the NFPA, DOT, and others to classify certain liquids that will burn, on the basis of flash points. Both the NFPA and DOT generally define 'combustible liquids' as having a flash point of 100 degrees F or higher.

Concentration
The relative amount of a substance when combined or mixed with other substances.

Contingency Plan
A document setting out an organized, planned, and coordinated course of action to be followed in case of a fire or explosion or release of a hazardous waste from a TSD or a generator's facility that could threaten human health or the environment (RCRA).

Corrosive
As defined by DOT, a corrosive material is a liquid or solid that causes visible destruction or irreversible alterations in human skin tissue at the site of contact or in the case of leakage from its packaging a liquid that has a severe corrosion rate on steel. A solid or liquid which exhibits these characteristics can be regulated as hazardous waste.

Decomposition
Breakdown of material or substance (by heat, chemical reaction, electolysis, decay, or other processes) into elements or simpler compounds.

Decontamination
The process of removing contaminants ftom individuals and equipment

Deep Well Injection
Disposal of wastes by injecting them into a geological formation deep in the ground, sometimes after pretreatment to avoid solidification.

EPA ID Number
This unipue number assigned by EPA to each generator, transporter, or TSD.

Effluent
Waste material, either treated or untreated, discharged into the environment.

Environmental Assessment
The measurement or prediction of the transport, dispersion, and final location of a hazardous substance when released into the environment

Environmental Emergencies
Incidents involving the release (or potential release) of hazardous materials into the environment which require immediate remedial action.

Environmental Hazard
A conditon capable of posing risk of exposure to air, water, soil, plants, or wildlife.

Exception Report
A report that generators who transport waste off-site must submit if they do not receive a property completed copy of their manifest within 45 days of the date on which the initial transporter accepted the waste.

Generator
The person or facility who, by nature or ownership, management or control, is responsible for causing or allowing to be caused, the creation of hazardous waste.

Glovebag
A device used to remove a section of pipe insulation without isolating the entire space or room.

Groundwater Hydrology
The study of the movement of water below the earth's surface.

Hazard
A circumstance or condition that can cause harm. Hazards are often categorized into four groups: biological, chemical, physical, and radiation.

Hazard Classes
A series of nine descriptive terms That have been establihsed by the UN Committee of Experts to categorize the hazardous nature of chemical, physical, and biological materials. These categories are: flammable liquids, explosives, gases, oxidizers, radioactive materials, corrosives, flammable solids, poisonous and infectious substances, and dangerous substances.

Hazardous Waste
Any material that is subject to the hazardous waste manifest requirements of the EPA specified in the CFR, Tide 40, Part 262 or would be subject to these requirements in the absence of an interim authorization to a State under CFR, Title 40, Part 123, Subpart F.

Heavy Metals
Certain metalic elements having a high density and generate toxic, e.g., lead, silver, mercury, and arsenic.


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Immediate Removal
Actions undertaken to prevent or mitigate immediate and significant risk of harm to human life or health or the environment. As set forth in the National Contingency Plan, these actions shall be terminated after $1 million has been obligated or six months have elapsed from the date of initial response.

Incident
The release or potential release of a hazardous substance into the environment.

Inert
Exhibiting no chemical activity, totally unreactive.

Innocent Land Owner's Defense
The defense of a purchaser of real property that he or she exercsed due diligence in having hazards assessed prior to purchase.

Interim Status
Allows owners and operators of TSDs that were in existence, or for which construction had commenced, prior to November 19, 1980 to continue to operate without a permit after this date pending final issuance from RCRA.

Joint and Several Liability
Under federal law each party that contributed to damages may be held liable for all damages, but each has the right to compel the others to contribute and indemnify

Liability
Being subject to legal action for one's behavior.

MSDS Material Safety Data Sheet
Required by OSHA of owners to alert employees to hazards, their effect and protective action.

Manifest
Form which indicates generator, quantity, and type of waste for each shipment of hazardous wastes disposed in off-site facilities.

National Contingency Plan
Policies and procedures that the Federal Government follows in implementing responses to incidents hazardous substances.

P Wastes
A federal waste list comprise of substances categorized as acutely hazardous.

Part A
The first part of a two part application that must be submitted by a TSD to receive a permit. It contains general facility information.

Part B
The second part of a two part application that must be submitted by a TSD to receive a permit. It cortains highly technical and detailed information.

Planned Removal
The removal of released hazardous substances from the environment within a non-immediate, long term time period. Under CERCLA: Actions intended to minimize increases in exposure such that time and cost commitments are limited to six months and/or $1 million.

Poison.  Class A
A DOT term for extremely dangerous poisons, that is, poisonous gases or liquids of such nature that a very small amount of the gas, or vapor of the lquid, mixed with air is dangerous to life. Some examples: phosgene, cyanogen, and hydrocyanic acid.

Poison Class B
A DOT term for liquid, solid, paste, of semisolid substances, other than Class A poisons, which are know to be toxic to man as to afford a hazard to health during transportation.

Polluant
A substance or mixture which after release into the environment and upon exposure to any organisms will or may reasonably be anticipated to cause adverse effects in such organisms and their offspring.

Priority Pollutants
A list of chemicals selected from the list of toxic pollutants by the EPA as priority toxic pollutants for regulation under the Clean Water Act.

Remedial Actions
Responses to releases of hazardous substances on the NPL that are consistent with a permanent remedy which would prevent or mitigate the migration of materials into the environment.

Risk
The probability that an unwanted event will occur.

Second Responders
Those personnel required to assist or relieve first responders at a hazardous material incident due to their specialized knowledge, equipment or experience. These include State environmental protection or health officials, commercial response, cleanup companies, and appropriate industry representatives.

Strict Liability
Holds a party responsible for damages irrespective of the amount of care taken in handing a hazardous substance.

Subtitle C
The part of RCRA which pertains to the management of hazardous waste.

Subtitle 1
The part of RCRA which pertains to the storage of petroleum products and hazardous substances, other than wastes, in USTs.

Superfund
See CERCLA.

Synergistic
The action of two materials together which is greater in effect than the sum of the individuals actions.

TIGER Files
The US Census Bureau's TIGER files provide a nationwide computerized map with address range information.

Tort
A legal wrong, sometimes referred to as negligence.

Toxicity
The ability of a substance to produce injury by non-mechanical means once it reaches a susceptible site in or on the body.

U Wastes
A federal list of hazardous wastes which consists of substances deemed to be hazardous for hazards other than acute hazards.

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-- Adapted from Lincoln Graduate Center, 1993.  Real Estate Environmental
Screening.  San Antonio, Texas

                            Acronyms and Abbreviations

-AIRS      Aerometric Information Retrieval System
-AST       Aboveground Storage Tank
-ASTM      American Society for Testing and Materials

-BLM       Bureau of Land Management
-BNA       Bureau of National Affairs

-CAA       Clean Air Act
-CDC       Centers for Disease Control
-CERCLA Comprehensive Environmental Response, Compensation, and Liability Act of 1980
-CERCLIS   CERCLA Information System
-CICIS     Chemicals in Commerce Information System
-COE       U.S. Army Corps of Engineers
-CWA       Clean Water Act

-DDT       Dicholoro-diphenyl-dichloroethane
-DOC       Department of Commerce
-DOCKET    Enforcement Docket System--Office of Enforcement and Compliance
           Monitoring
-DOE       Department of Energy
-DOT       Department of Transportation

-EPA       Environmental Protection Agency
-ERCS      Emergency Response Cleanup Services
-ERNS      Emergency Response Notification System
-ESA       Environmental Site Assessment

-FIFRA     Federal Insecticide, Fungicide, and Rodenticide Act
-FINDS     Facility Index System
-FOIA      Freedom of Information Act
-FWPCA     Federal Water Pollution Control Act

-HHS       Department of Health and Human Services
-HSWA      Hazardous and Solid Waste Amendments of 1984
-HUD       Department of Housing and Urban Development

-LUST      Leaking Underground Storage Tank

-MSDS      Matehal Safety Data Sheet

-NEPA      National Environment Policy Act
-NESHAP    National Emission Standards for Hazardous Air Pollutants
-NFRAP     No Further Remedial Action Planned (Delisted CERCLA Site)
-NOI       Notice of Intent
-NOV       Notice of Violation
-NPDES     National Pollution Discharge Elimination System
-NPL       National Priorities List
-NRC       Nuclear Regulatory Commission
-NRIS      Nuclear Regulatory Information System

-OSHA      Occupational Safety and Health Administration

-PADS      PCB Activity Database System

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                          Acronyms and Abbreviations

-PCB       Polychlorinated Biphenyls
-POTW      Publicly-Owned Treatment Works
-PPM       Parts Per Million
-PRP       Potentially Responsible Parties

-RAATS     RCRA Administrative Action Tracking System
-RCRA      Resource Conservation and Recovery Act of 1976
-RCRIS     Resource Conservation and Recovery Information System
-RFA       RCRA Facility Assessment
-RFI       RCRA Facility Investigation
-RI        Remedial Investigation (CERCLA)

-SARA      Superfund Amendments and Reauthorization Act of 1986
-SCS       Soil Conservation Service
-SDWA      Safe Drinking Water Act
-SETS      Superfund Enforcement Tracking System
-SSTS      Section Seven Tracking System
-SWF/LF    Solid Waste Facilities / Landfills

-TIGER     Topologically Integrated Geographic Encoding and Referencing System
-TRI       Toxic Release Inventory
-TSCA      Toxic Substances Control Act
-TSD       Treatment, Storage, or Disposal Facility

-USDA      U.S. Department of Agriculture
-USGS      U.S. Geological Survey
-UST       Underground Storage Tank

-WWTP      Wastewater Treatment Plant

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